SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☒ Definitive Proxy Statement
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LNR Property Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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760 N.W. 107th Avenue, Miami, Florida 33172 — (305) 485-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 10, 2002

TO THE STOCKHOLDERS OF LNR PROPERTY CORPORATION:

      This is to notify you that the Annual Meeting of the stockholders of LNR Property Corporation (the “Company”) will be held at the Doral Park Country Club, 5001 N.W. 104th Avenue, Miami, Florida, on Wednesday, April 10, 2002 at 11:00 o’clock a.m. Eastern Daylight Savings Time for the following purposes:

1.	To elect three directors.

2.	To transact any other business that may properly come before the meeting.

      Only stockholders of record as of the close of business on February 14, 2002 will be entitled to notice of or to vote at the 2002 Annual Meeting or any adjournment of the meeting. Our transfer books will not be closed.

      A Proxy Statement and form of Proxy accompany this notice.

      It is important that your shares be represented at the 2002 Annual Meeting. Whether or not you intend to be present at the meeting, please sign, date and return the enclosed Proxy. If you attend and vote in person, the Proxy will not be used.

By Order of the Board of Directors

ZENA M. DICKSTEIN
Secretary

Dated: March 15, 2002

PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXY

      Our management is soliciting the accompanying Proxy. All shares represented by proxies will be voted in the manner designated or, if no designation is made, they will be voted for the nominees for election to the Board named under the caption “Election of Directors”. Shares represented by proxies which instruct the proxyholders to abstain (or which are marked by brokers to show that specified numbers of shares are not to be voted) with regard to particular matters will not be voted (or will not be voted as to the specified numbers of shares) with regard to those matters. We are mailing this Proxy Statement and the accompanying form of Proxy on or about March 15, 2002 to all stockholders of record on February 14, 2002. If you give a proxy, you may revoke it at any time before it is voted by a written instrument of revocation which we receive at our office at 760 N.W. 107th Avenue, Miami, Florida 33172, or in open meeting, without, however, affecting any vote which has already been taken. Your presence at the meeting will not revoke your proxy, but if you attend the meeting and cast a ballot, that will revoke a proxy as to the matter on which the ballot is cast.

      We will bear the cost of soliciting proxies. We are soliciting proxies by mail and, in addition, our directors, officers and employees may solicit proxies personally or by telephone. We will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy materials to their principals.

QUORUM AND VOTING

Record Date; Quorum

      Only stockholders of record as of the close of business on February 14, 2002 will be entitled to notice of and to vote at the 2002 Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock and Class B Common Stock which are entitled to vote is necessary to constitute a quorum for the transaction of business at that meeting.

Voting Rights

      Our only outstanding voting securities on February 14, 2002 were 24,705,599 shares of Common Stock and 9,786,769 shares of Class B Common Stock. Each outstanding share of Common Stock is entitled to one vote. Each outstanding share of Class B Common Stock is entitled to ten votes. The holders of Common Stock and Class B Common Stock will vote together as a single class on all matters.

Voting by Proxy

      You may vote your stock in person or by your signed, written proxy. We will deem any message sent to us prior to the time for voting which appears to have been transmitted by a stockholder, or any reproduction of a proxy, to be sufficient. The death or incapacity of a person who gives a proxy will not revoke the proxy, unless the fiduciary who has control of the shares represented by the proxy notifies us in writing of the death or incapacity.

PRINCIPAL STOCKHOLDERS

      The following persons are the only persons who, insofar as we are aware based upon the most recent filings with the Securities and Exchange Commission (“SEC”), own beneficially more than 5% of any class of our voting securities:

	Name and Address of	Amount and Nature of		Percent of
Title of Class	Beneficial Owner	Beneficial Ownership		Class

Class B Common Stock	Leonard Miller	9,737,830	(1)	99.50%
	700 N.W. 107th Ave.
	Miami, FL 33172
Common Stock	FMR Corp.	2,442,168	(2)	9.89%
	82 Devonshire Street
	Boston, MA 02109
Common Stock	Boston Partners Asset Management, L.P.	1,912,186	(2)	7.74%
	28 State Street, 20th Floor
	Boston, MA 02109
Common Stock	Dimensional Fund Advisors, Inc.	1,490,100	(2)	6.03%
	1299 Ocean Avenue, 11th Floor
	Santa Monica, CA 90401

(1)	Leonard Miller’s shares are owned by limited partnerships. Corporations or other entities that are directly or indirectly wholly-owned by Mr. Miller are the general partners of the limited partnerships.
(2)	Based on information contained in Schedule 13G’s filed with the Securities and Exchange Commission.

      On February 14, 2002, The Depository Trust Company owned of record 23,331,977 shares of Common Stock, constituting 94.44% of the outstanding Common Stock, and 23,778 shares of Class B Common Stock, constituting 0.24% of the outstanding Class B Common Stock. We understand those shares were held beneficially for members of the New York Stock Exchange, some of whom may in turn have been holding shares beneficially for customers.

      Our directors and executive officers beneficially owned the following voting securities of our Company on February 14, 2002:

		Amount and Nature
		of Beneficial		Percent of
Title of Class	Name of Beneficial Owner	Ownership(1)(2)		Class

Class B Common Stock	Leonard Miller	9,737,830	(3)	99.50%
Common Stock	Leonard Miller	9,920	(4)	(9)
Common Stock	Brian L. Bilzin	16,700	(5)	(9)
Common Stock	Charles E. Cobb, Jr.	30,000	(6)	(9)
Common Stock	Edward Thaddeus Foote II	4,750		(9)
Common Stock	Stephen E. Frank	2,500		(9)
Common Stock	Connie Mack	—		(9)
Common Stock	Stuart A. Miller	714,643	(3)(7)	2.89%
Common Stock	Steven J. Saiontz	581,138	(3)(7)(8)	2.35%
Common Stock	Jeffrey P. Krasnoff	369,908		1.50%
Common Stock	Robert B. Cherry	93,457		(9)
Common Stock	Ronald E. Schrager	90,264		(9)
Class B Common Stock	Directors and Executive Officers as a Group (10)	9,737,830		99.50%
Common Stock	Directors and Executive Officers as a Group (10)	2,332,809		9.44%

(1)	Includes currently exercisable stock options and stock options which become exercisable within sixty days after February 14, 2002, as follows: Brian L. Bilzin (3,000), Edward Thaddeus Foote II (1,000), Stephen E. Frank (1,000), Stuart A. Miller (64,087), Steven J. Saiontz (92,000), Jeffrey P. Krasnoff (80,000), Robert B. Cherry (37,921), Ronald E. Schrager (38,077), and all directors and executive officers as a group (505,102). Also includes shares held by the LNR Property Corporation Savings Plan, and restricted stock awarded under the 2000 Stock Option and Restricted Stock Plan for the accounts of the named persons. Additional information about those shares is contained in Notes (2) and (3) to the Summary Compensation Table. Also includes 232,000 shares that Stuart A. Miller is entitled to receive upon the exercise of Lennar Corporation (“Lennar”) stock options granted before we were spun off which entitle him to receive, in addition to Lennar stock, one share of our Common Stock for each share of Lennar stock as to which the options are exercised.
(2)	Pursuant to the 2001 Senior Officers Stock Purchase Plan, we entered into binding agreements with some of our senior officers to sell our Common Stock to them in installments for the fair market value of our Common Stock when the agreements were entered into, except that the agreement with a senior officer will terminate if the senior officer ceases to be employed by us. Amounts above include shares which senior officers have agreed to purchase within 60 days following February 14, 2002, as follows: Jeffrey P. Krasnoff (12,648), Robert B. Cherry (5,403) and Ronald E. Schrager (4,593).
(3)	Leonard Miller’s shares are owned by limited partnerships. Corporations or other entities that are directly or indirectly wholly-owned by Mr. Miller are the general partners of the limited partnerships. The limited partners of these limited partnerships are Mr. Miller, members of his family, entities directly or indirectly owned by Mr. Miller or members of his family and trusts primarily for their benefit.
(4)	The number of shares shown does not include 206,100 shares of Common Stock owned by Miller Family Foundation, Inc., a charitable foundation of which Mr. Miller is the President.
(5)	Does not include 415 shares owned by Brian L. Bilzin’s wife as to which he has no voting or investment power and 1,405 shares owned by Brian L. Bilzin’s sons as to which he has no voting or investment power and as to all of which he disclaims beneficial ownership.
(6)	Does not include 37,417 shares owned by Charles E. Cobb, Jr.’s wife as to which he has no voting or investment power.

(7)	Stuart A. Miller is the trustee on behalf of certain members of his family of certain trusts that hold limited partnership interests in partnerships that own shares. Because Leonard Miller directly or indirectly owns the corporations that are the sole general partners of the partnerships, Leonard Miller is shown as the beneficial owner of the 9,737,830 Class B Common Stock and neither Stuart A. Miller nor Steven J. Saiontz is shown as a beneficial owner of those shares.
(8)	Does not include 9,000 shares held in a trust for Steven J. Saiontz’s wife.
(9)	Less than 1%.

(10)	Consists of 19 persons.

      Because each outstanding share of Class B Common Stock is entitled to ten votes, Leonard Miller, individually and through limited partnerships, is entitled to 97,388,220 votes, which is 79.45% of the combined votes which may be cast by all the holders of Common Stock and Class B Common Stock, and all directors and officers as a group are entitled to 99,711,109 votes, which is 81.35% of the combined votes which may be cast by all the holders of Common Stock and Class B Common Stock as of the record date. Because Mr. Miller is entitled to cast 79.45% of the total votes which can be cast at the meeting, if he votes for the election of the director nominees named below (which he has indicated he intends to do), the director nominees will be elected, even if no stockholders other than Mr. Miller vote for the election of those director nominees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      In order to comply with Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers, and persons owning more than 10% of our Common Stock must file with the Securities and Exchange Commission and New York Stock Exchange reports showing their ownership of our Common Stock and other equity securities of our Company and changes in their ownership.

      Based on a review of the copies of the reports furnished to us and written representations that no other reports were required, we believe that our directors and executive officers complied in a timely fashion with all applicable Section 16(a) filing requirements during our fiscal year ended November 30, 2001, except that each of Steven N. Bjerke, Robert B. Cherry, Steven I. Engel, Mark A. Griffith, Jeffrey P. Krasnoff, David G. Levin, Leonard Miller, Shelly Rubin, Steven J. Saiontz, Ronald E. Schrager and David O. Team was late in filing one report and Stuart A. Miller was late in filing two reports.

ELECTION OF DIRECTORS

      Our Board is divided into three classes. Each class will have the highest whole number of directors obtained by dividing the number of directors constituting the whole Board by three, with any additional directors allocated, one to a class, to the classes designated by the Board of Directors. The directors in each class serve for a three-year term, with the term of the directors in one class expiring at each Annual Meeting of stockholders. The following persons have been nominated to serve as our directors until the 2005 Annual Meeting of stockholders:

		Director	Term
Name of Director	Age	Since	Ends

Nominated to serve until 2005 Annual Meeting of stockholders
Steven J. Saiontz(1)	43	1997	2005
Edward Thaddeus Foote II	64	2000	2005
Charles E. Cobb, Jr.	65	2001	2005
Information about directors whose terms are not expiring
Jeffrey P. Krasnoff	46	1997	2003
Stuart A. Miller(1)	44	1997	2003
Stephen E. Frank	60	2001	2003
Leonard Miller(1)	69	1997	2004
Brian L. Bilzin	56	1997	2004
Connie Mack	61	2001	2004

(1)	Executive Committee Member.

      Steven J. Saiontz is our Chief Executive Officer. Mr. Saiontz became our Chief Executive Officer and one of our Directors when we were formed in June 1997. For more than five years prior to that, he was the President of Lennar Financial Services, Inc., a wholly-owned subsidiary of Lennar. Mr. Saiontz is currently a Director of Lennar and Union Bank of Florida. He is the brother-in-law of Stuart A. Miller and the son-in-law of Leonard Miller.

      Edward Thaddeus Foote II is the President Emeritus and Chancellor of the University of Miami, a position he has held since June 2001. Prior to that, he was the President of the University of Miami from 1981 to June 2001. Chancellor Foote has had a longstanding career in the academic environment. From 1980 to 1981 he was Special Advisor to the Chancellor and Board of Trustees at Washington University. Chancellor Foote was Dean of the Washington University School of Law from 1973 to 1980, and from 1970 to 1973 he was Vice Chancellor, General Counsel and Secretary to the Board of Trustees of Washington University. From 1966 to 1970, he was an associate with the law firm of Bryan, Cave, McPheeters and McRoberts. Chancellor Foote is currently a Director of Ryder System, Inc. and Northern Trust of Florida Corporation, and is active in a number of educational and civic organizations.

      Charles E. Cobb, Jr. is and since 1992 has been the Chief Executive Officer and Managing Director of Cobb Partners, Limited, a privately owned partnership affiliated with a group of companies involved in investments, real estate and resort development. Mr. Cobb was Chief Executive Officer of Arvida Corporation from 1972 to 1987 and Chief Executive Officer of Disney Development Company from 1984 to 1987. Mr. Cobb also served as a Director and member of the Executive Committee of The Walt Disney Company from 1984 to 1987, as Group President, member of the Board of Directors and Chief Operating Officer of Penn Central Corporation from 1980 to 1983 and as President of the real estate subsidiaries of Kaiser Aluminum from 1968 to 1971. Mr. Cobb served our country as U.S. Ambassador to Iceland from 1989 to 1992 and as Under Secretary and Assistant Secretary of the U.S. Department of Commerce from 1987 to 1989. Mr. Cobb served as Chairman of the Board of Trustees of the University of Miami from 1992 to 1995. Mr. Cobb currently serves as a Director of several private companies.

The Board of Directors recommends a vote FOR the election of the above named nominees as Directors.

      Jeffrey P. Krasnoff is our President. Mr. Krasnoff became our President when we were formed in June 1997 and became a Director in December 1997. From 1987 until June 1997, he was a Vice President of Lennar. From 1990 until he became our President, Mr. Krasnoff was involved almost entirely in Lennar’s real estate investment and management division (the predecessor to a substantial portion of our business).

      Stuart A. Miller is our Chairman of the Board. Mr. Miller became our Chairman of the Board when we were formed in June 1997. Mr. Miller has been the President and Chief Executive Officer of Lennar since April 1997. For more than five years prior to April 1997, Mr. Miller was a Vice President of Lennar and held various executive positions with Lennar subsidiaries, including President of its principal homebuilding subsidiary from December 1991 to April 1997, and President of its principal real estate investment and management division (the predecessor to a substantial portion of our business) from April 1995 to April 1997. Mr. Miller is currently a Director of Lennar and Union Bank of Florida. He is the son of Leonard Miller and the brother-in-law of Steven J. Saiontz.

      Stephen E. Frank is the retired Chairman, President and Chief Executive Officer of Southern California Edison (“SCE”), a position he held from January 2000 to January 2002. From June 1995 to January 2000 Mr. Frank was President and Chief Operating Officer of SCE. Prior to joining SCE, Mr. Frank was President and Chief Operating Officer of Florida Power and Light, Executive Vice President and Chief Financial Officer of TRW, Inc., and Controller and Treasurer of GTE Corporation. Mr. Frank is currently a Director of UNOVA, Inc., Washington Mutual, Inc. and Associated Electric and Gas Insurance Services Limited.

      Leonard Miller is the Chairman of the Board of Lennar. He is a founder of Lennar and from the time Lennar was founded in 1969 until April 1997, Mr. Miller was the President and Chief Executive Officer of Lennar. From April 1995 to April 1999, he was Chairman of the Board of Trustees of the University of Miami. He is Chairman of the South Florida Annenberg Challenge, Chairman of the Board of Union Bank of Florida and a Life Trustee at the University of Miami. Mr. Miller is the father of Stuart A. Miller and the father-in-law of Steven J. Saiontz.

      Brian L. Bilzin is, and since February 1, 1998, has been, a partner in the law firm of Bilzin Sumberg Dunn Baena Price & Axelrod LLP. For more than five years prior to February 1, 1998, Mr. Bilzin was a partner in the law firm of Rubin Baum Levin Constant Friedman & Bilzin.

      Connie Mack is, and since February 2001 has been, Senior Policy Advisor to the government relations practice at the law firm of Shaw Pittman LLP. Senator Mack served in the U.S. Congress from 1983 to 2001, including service as a U.S. Senator from 1989 to 2001. From 1997 to 2001 Senator Mack served as the Republican Conference Chairman, making him the third-ranking member of the Senate Republican leadership. Prior to his election to the Congress, Senator Mack had been an executive in the banking industry from 1966 to 1982, including five years as President of the Florida National Bank of Lee County. He has been the President and Founding Trustee of the American Cancer Society Foundation since 1992. Senator Mack currently serves as a Director for Darden Restaurants, Inc., Exact Sciences Corporation, Genzyme Corporation, Moody’s Corporation, Mutual of America Life Insurance Company and several not-for-profit organizations.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the annual compensation, long-term compensation and all other compensation of our Chief Executive Officer, and of our four most highly compensated executive officers in addition to the Chief Executive Officer, for the year ended November 30, 2001:

SUMMARY COMPENSATION TABLE

				Long-Term Compensation

				Awards		Payouts

		Annual Compensation		Restricted
				Stock	Securities	LTIP	All Other
		Salary	Bonus(1)	Awards(2)(3)	Underlying	Payouts	Compensation(4)
Name and Principal Position	Year	($)	($)	($)	Options	($)	($)

Stuart A. Miller	2001	300,000	1,126,000	0	20,000	0	0
Chairman of the Board	2000	300,000	957,800	3,612,000	20,000	0	0
	1999	200,000	388,000	0	0	0	0

Steven J. Saiontz	2001	500,000	1,576,300	0	20,000	0	16,834
Chief Executive Officer	2000	500,000	1,341,000	3,612,000	20,000	0	16,618
	1999	500,000	776,000	0	0	0	16,318

Jeffrey P. Krasnoff	2001	500,000	1,088,200	0	20,000	313,300	8,084
President	2000	500,000	870,500	3,612,000	20,000	265,800	7,868
	1999	500,000	388,000	0	70,000	233,800	7,568

Robert B. Cherry	2001	300,000	544,400	0	10,000	147,100	6,834
Vice President	2000	300,000	552,900	903,000	10,000	92,800	6,618
	1999	200,000	271,600	0	36,750	50,100	6,216

Ronald E. Schrager	2001	300,000	567,700	0	10,000	115,100	6,834
Vice President	2000	300,000	584,900	903,000	10,000	60,800	6,618
	1999	200,000	271,600	0	26,250	18,100	6,216

(1)	The portion of the bonus earned for a fiscal year which is payable in April of the following year is shown under the caption “Bonus.” The portion of the bonus earned for a fiscal year which is payable in subsequent years, and will be forfeited if the recipient is not employed by us when payments are due, is shown in the Long-Term Incentive Plans — Awards table on page 9 of this Proxy. The portion of a prior year bonus which became payable in a fiscal year is shown under the caption “LTIP Payouts.”
(2)	The restricted stock awards for 2000 represent the market value of the Common Stock issued under our 2000 Stock Option and Restricted Stock Plan at the date it was awarded. These shares vest over a five-year period. A person’s unvested shares will be forfeited when the person ceases to be employed by us or by a subsidiary. The holders of the restricted shares are entitled to dividends and to vote with regard to the shares from the time they are issued. At November 30, 2001, a total of 880,000 restricted shares of Common Stock, with an aggregate market value of $25,168,000 on that day had been awarded under the 2000 Stock Option and Restricted Stock Plan. The restricted shares outstanding on November 30, 2001, included 200,000 shares for Stuart A. Miller (with a market value on that day of $5,720,000), 200,000 shares for Steven J. Saiontz (with a market value on that day of $5,720,000), 200,000 shares for Jeffrey P. Krasnoff (with a market value on that day of $5,720,000), 50,000 shares for Robert B. Cherry (with a market value on that day of $1,430,000) and 50,000 shares for Ronald E. Schrager (with a market value on that day of $1,430,000).
(3)	At November 30, 2001, a total of 27,424 shares of Common Stock (all of which are vested), with an aggregate market value of $784,326 on that day, were held in employees’ accounts under the LNR Property Corporation Savings Plan. Holders of these shares are entitled to the dividends on the shares. The shares outstanding on November 30, 2001, included 1,945 shares in Steven J. Saiontz’s account (with a market value on that day of $55,627), 400 shares in Jeffrey P. Krasnoff’s account (with a market value on that day of $11,440) and 297 shares in Ronald E. Schrager’s account (with a market value on that day of $8,494). Pursuant to an amendment to the LNR Property Corporation Savings Plan, effective January 1, 1999, all shares held in employees’ accounts under the plan became fully vested for persons employed by us on December 31, 1998. Stuart A. Miller does not participate in the LNR Property Corporation Savings Plan, term life insurance plan or short-term and long-term disability insurance plans.
(4)	Consisting of (i) matching payments by us under the 401(k) aspect of our Savings Plan, (ii) term life insurance premiums and short-term and long-term disability insurance premium payments we made and (iii) automobile allowances, as follows:

				Short-Term	Long-Term
			Term Life	Disability	Disability	Automobile
		401(k) Match	Insurance	Insurance	Insurance	Allowance
		($)	($)	($)	($)	($)

Stuart A. Miller	2001	0	0	0	0	0
	2000	0	0	0	0	0
	1999	0	0	0	0	0

Steven J. Saiontz	2001	5,100	858	120	756	10,000
	2000	5,100	858	120	540	10,000
	1999	4,800	858	120	540	10,000

Jeffrey P. Krasnoff	2001	5,100	858	120	756	1,250
	2000	5,100	858	120	540	1,250
	1999	4,800	858	120	540	1,250

Robert B. Cherry	2001	5,100	858	120	756	0
	2000	5,100	858	120	540	0
	1999	4,800	756	120	540	0

Ronald E. Schrager	2001	5,100	858	120	756	0
	2000	5,100	858	120	540	0
	1999	4,800	756	120	540	0

      Directors who are not our employees are paid annual fees of $25,000 plus $2,500 for each Board meeting attended in person and $500 for each Board meeting in which they participate by conference communications equipment. If there is a committee meeting on a day that does not include a full Board meeting, the fee is $500 for that day. On the day of each Annual Meeting of stockholders, each director who is not an employee is granted an option to purchase 1,000 shares of Common Stock at the market value of the stock on that day. Each option becomes exercisable on the first anniversary of the grant date and expires on the third anniversary of the grant date. The option will expire six months after the death or disability of a director. The option will terminate upon resignation or retirement of a director. Leonard Miller receives an annual fee of $200,000 for serving as Chairman of the Executive Committee of the Board. Directors who are also our employees receive no additional remuneration for services as directors.

      Brian L. Bilzin is a partner in the law firm of Bilzin Sumberg Dunn Baena Price & Axelrod LLP, to which we paid fees during the fiscal years ended November 30, 2001 and 2000 totaling $4,029,109 and $3,157,044, respectively, for services to us or for services rendered at our request to entities for which we were acting as special servicer. We have continued to use this law firm during the current fiscal year.

      The following table sets forth information about sums awarded to three of our five highest paid executive officers for the year ended November 30, 2001 under long-term incentive arrangements:

LONG-TERM INCENTIVE PLANS — AWARDS

IN LAST FISCAL YEAR

		Estimated Future Payouts

	Period Until	Threshold	Target	Maximum(1)
Name	Payout	$	$	$

Jeffrey P. Krasnoff	1-5 Years	Not Applicable	Not Applicable	488,150
Robert B. Cherry	1-5 Years	Not Applicable	Not Applicable	243,800
Ronald E. Schrager	1-5 Years	Not Applicable	Not Applicable	220,500

(1)	This amount is payable in five equal annual installments conditioned on our continuing to employ the person.

      The following table sets forth information about options granted to our five highest paid executive officers for the year ended November 30, 2001:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

		Percent of			Potential Realized
		Total			Value at Assumed
	Number of	Options			Annual Rates of
	Securities	Granted to			Stock Appreciation
	Underlying	Employees			For Option Term(1)
	Options	In Fiscal	Exercise	Expiration
Name	Granted	Year	Price	Date	5%	10%

Stuart A. Miller	20,000	11.94%	$26.84	01/16/11	$337,638	$855,640
Steven J. Saiontz	20,000	11.94%	$26.84	01/16/11	$337,638	$855,640
Jeffrey P. Krasnoff	20,000	11.94%	$26.84	01/16/11	$337,638	$855,640
Robert B. Cherry	10,000	5.97%	$26.84	01/16/11	$168,819	$427,820
Ronald E. Schrager	10,000	5.97%	$26.84	01/16/11	$168,819	$427,820

(1)	Measured from date of grant (January 17, 2001), on which date the average of the high and low market price of the Common Stock was $26.84.

      The following table sets forth certain information with regard to the aggregate option/SAR exercises in the fiscal year ended November 30, 2001 and option/SAR values as of the end of that year for our five highest paid executive officers:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION/SAR VALUES

					Value of
			Number of		Unexercised
			Unexercised		In-The-Money
			Options/SARs		Options/SARs
			at Fiscal		at Fiscal
			Year End		Year End(1)
	Shares
	Acquired on	Value	Exercisable(E)/		Exercisable(E)/
Name	Exercise	Realized	Unexercisable(U)		Unexercisable(U)

Stuart A. Miller	150,000	$3,927,750	56,087	(E)	$189,069	(E)
Chairman of the Board(2)			83,913	(U)	$383,695	(U)

Steven J. Saiontz	189,083	$4,561,627	84,000	(E)	$344,775	(E)
Chief Executive Officer			156,000	(U)	$656,725	(U)

Jeffrey P. Krasnoff	0	$0	138,988	(E)	$2,043,251	(E)
President			145,000	(U)	$982,563	(U)

Robert B. Cherry	0	$0	28,602	(E)	$260,976	(E)
Vice President			58,869	(U)	$463,001	(U)

Ronald E. Schrager	0	$0	31,452	(E)	$265,640	(E)
Vice President			58,875	(U)	$393,740	(U)

(1)	Based upon the difference between the exercise price of the options/SARs and the last reported sale price of the Common Stock on November 30, 2001.
(2)	In addition, Mr. Miller holds options granted by Lennar before we were spun-off with regard to 232,000 shares of its Common Stock under which he will be entitled to receive on exercise, in addition to Lennar stock, one share of our Common Stock for each share of Lennar stock as to which the options are exercised.

INFORMATION REGARDING THE BOARD OF DIRECTORS

      Our Board has established Audit, Compensation and certain other Committees. It does not have a Nominating Committee.

      The Audit Committee consists of Charles E. Cobb, Jr., Edward Thaddeus Foote II and Stephen E. Frank. Sue M. Cobb served on the Committee until she resigned from the Board of Directors in August 2001. Mr. Cobb was appointed in October 2001. This Committee met seven times in fiscal 2001. Its principal functions are: (i) assisting the Board in fulfilling its oversight responsibilities by reviewing the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, and the independence and performance of our internal and external auditors; and (ii) providing an open avenue of communication between the independent accountants, the internal auditors, our management and our Board of Directors.

      The Compensation Committee consists of Leonard Miller and Brian L. Bilzin. This Committee met once in fiscal 2001. Its principal functions are: (i) recommending to the full Board compensation arrangements for executive officers and (ii) recommending to the full Board the adoption and implementation of compensation and incentive plans.

      In addition, there is a Stock Option Committee, consisting of Stuart A. Miller, Leonard Miller and Jeffrey P. Krasnoff, which approves grants of stock options, restricted stock awards and stock appreciation rights to certain employees under our 2000 Stock Option and Restricted Stock Plan, sets the terms of these grants and awards, and administers the plan. The Stock Option Committee acted by written consent five times during fiscal 2001 but did not formally meet. There also is an Officers and Directors Stock Option Committee, which considers grants of stock options and restricted stock awards to executive officers and directors, in addition to administering our 2001 Senior Officers Stock Purchase Plan. This Committee consists of Stephen E. Frank and Charles E. Cobb, Jr. The Officers and Directors Stock Option Committee acted by written consent twice during fiscal 2001.

      Our by-laws require that any significant transactions we have with Lennar or its subsidiaries, including significant decisions regarding Lennar Land Partners (a land joint venture of which we and Lennar each owns 50%), be approved by an Independent Directors Committee, which consists entirely of members of the Board who are not directors of Lennar, or officers or employees of Lennar or of us. The members of the Independent Directors Committee are Brian L. Bilzin, Stephen E. Frank and Connie Mack. Mr. Frank was appointed in January 2001 and Senator Mack was appointed in October 2001. The Independent Directors Committee acted by written consent four times during fiscal 2001.

      Our Board normally holds meetings quarterly, but holds additional special meetings when required. During fiscal 2001, the Board met four times. Each director attended all of the meetings of the Board that were held while he or she was a director and all of the meetings of all committees of the Board on which he or she served, except for Sue M. Cobb, who was absent from one meeting.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Board of Directors presents this report to describe the compensation policies it applied with regard to the Company’s executive officers for fiscal 2001 and the basis for the compensation of Steven J. Saiontz, its Chief Executive Officer, and Jeffrey P. Krasnoff, its President.

      Each year, the Compensation Committee reviews the compensation of each of the associates (i.e., employees) of the Company and its subsidiaries whose base salary for the previous year exceeded a specified level. This review includes salary for the prior year, the bonus earned in the prior year and management’s recommendations as to salary and bonus formulae for the following year.

      The bonus formulae which management recommends vary depending on particular associates’ positions and other factors. Bonuses for the Company’s highest paid executive officers and certain other associates is based on a percentage of the consolidated earnings of the Company and its subsidiaries for a year, before income taxes, but after giving credit for tax credits and benefits from the affordable housing business. Bonuses for other associates are usually based on a percentage of their salaries. This percentage is based on a variety of factors which may include: (i) Company-wide performance, (ii) achievement of division/departmental goals, and (iii) achievement of personal goals.

      The Compensation Committee almost always accepts management’s recommendations as to all but the highest paid executive officers. This is because management is far more familiar than anyone on the Compensation Committee with the individual associates, with prevailing levels of compensation in areas in which particular associates work and with other factors affecting compensation decisions. The Compensation Committee believes that its review of the compensation of everyone who has received more than a specified amount per year has helped ensure that management’s compensation decisions have been made responsibly.

      The Compensation Committee reviews in greater depth the recommendations regarding the Chief Executive Officer, the President and the other most highly paid executive officers. This review includes both proposed salaries and bonus formulae. At its January 2001 meeting, the Compensation Committee discussed the proposed fiscal 2001 compensation of Steven J. Saiontz, the Company’s Chief Executive Officer, and Jeffrey P. Krasnoff, the Company’s President. It noted that, although Mr. Saiontz is the Chief Executive Officer, he had principal responsibility for a portion of the Company’s operations and Mr. Krasnoff had principal responsibility for the other portion of the Company’s operations, and, therefore, their levels of responsibility were in some respects equivalent. The Compensation Committee reviewed a compilation of information about compensation of senior officers of other real estate investment, finance and management companies. It noted that, while there was a wide variation in the compensation of senior officers of companies shown in the compilation, the proposed compensation of Messrs. Saiontz and Krasnoff would approximate that of the most senior officers of the companies included in the compilation that were most similar to the Company. It then determined that for the year ending November 30, 2001, Mr. Saiontz and Mr. Krasnoff each would be paid a base salary of $500,000 plus a bonus equal to 0.70% of the consolidated earnings of the Company and its subsidiaries for that year, before income taxes, but after giving credit for tax credits and benefits from the affordable housing business. The Compensation Committee then reviewed recommendations for salary and bonuses for the Company’s other executive officers, and approved the recommended compensation for the year ending November 30, 2001 of the executive officers in addition to Mr. Saiontz and Mr. Krasnoff. That included compensation to Stuart A. Miller for serving as the Company’s Chairman of the Board of $300,000 plus a bonus equal to 0.50% of the consolidated earnings of the Company and its subsidiaries for the year, before income taxes, but after giving credit for tax credits and benefits from the affordable housing business.

      The proposed compensation of Steven J. Saiontz, the Company’s Chief Executive Officer, and Jeffrey P. Krasnoff, the Company’s President, as well as the recommendations for the salary and bonuses for the Company’s other executive officers, were reviewed with and approved by the Company’s independent directors. In addition, the Compensation Committee or the Officers and Directors Stock Option Committee has the discretion to grant stock options and award restricted stock to executive officers. In 2001, the Officers and Directors Stock Option Committee recommended to the full Board grants of stock options for executive officers.

Leonard Miller, Chairperson

Brian L. Bilzin

AUDIT COMMITTEE REPORT

      The Audit Committee is appointed by the Company’s Board of Directors to oversee the quality and integrity of the Company’s accounting, auditing and reporting practices. Each of the members of the Audit Committee is independent as defined by the listing standards of the New York Stock Exchange. The Board of Directors has approved and adopted a written Charter which defines the purpose and responsibilities of the Audit Committee; this Charter is reviewed each year by the Audit Committee and updated, when necessary.

      The Audit Committee reports the following:

(i)	The Audit Committee has reviewed and discussed with Company management the audited financial statements as of and for the year ended November 30, 2001.

(ii)	The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.

(iii)	The Audit Committee has received written disclosures and a letter from the independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, and has discussed with the independent accountants the independent accountants’ independence.

      Based on the review and discussions referred to in paragraphs (i) through (iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to in paragraph (i) above be included in the Company’s Annual Report on Form 10-K for the year ended November 30, 2001, for filing with the Securities and Exchange Commission.

Charles E. Cobb, Jr., Chairperson (appointed October 2001)

Edward Thaddeus Foote II
Stephen E. Frank

PERFORMANCE GRAPH

      The following graph compares the four-year cumulative total return on an investment of $100 in our Common Stock for the period beginning December 1, 1997 and ending November 30, 2001, assuming reinvestment of dividends, with the cumulative total return during that period of a similar investment in companies on the Standard and Poors 500 Index, the Russell 2000 Index, the Morgan Stanley REIT Index and the NAREIT Index.

COMPARISON OF CUMULATIVE TOTAL RETURN

(December 1, 1997 = 100)

	12/01/97	2/27/98	5/29/98	8/31/98	11/30/98	2/26/99	5/31/99	8/31/99	11/30/99

LNR Property Corporation	100.00	111.20	107.81	64.58	81.25	75.78	83.33	77.60	73.44
S&P 500 Index	100.00	107.65	111.91	98.21	119.37	127.04	133.55	135.46	142.49
Russell 2000 Index	100.00	106.37	105.17	77.84	91.61	90.35	101.04	98.54	104.59
Morgan Stanley REIT Index	100.00	98.66	96.57	81.30	86.00	81.17	90.12	84.83	78.25
NAREIT Index	100.00	96.81	92.96	76.16	78.87	72.07	78.81	71.70	64.32

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2/29/00	5/31/00	8/31/00	11/30/00	2/28/01	5/31/01	8/31/01	11/30/01

LNR Property Corporation	81.25	80.73	88.54	85.94	117.08	129.58	137.46	119.17
S&P 500 Index	140.18	145.74	155.70	134.90	127.20	128.83	116.29	116.89
Russell 2000 Index	133.06	109.68	123.89	102.71	109.26	114.36	107.92	106.13
Morgan Stanley REIT Index	79.90	89.21	95.62	95.53	100.99	106.52	114.59	112.52
NAREIT Index	64.23	69.95	73.45	72.00	75.36	78.56	82.83	80.03

INDEPENDENT AUDITORS

      Deloitte & Touche LLP audited our financial statements for the year ended November 30, 2001. The table below provides information concerning fees for which we were billed in the last fiscal year for services rendered by Deloitte & Touche:

Description of Fees	Amount of Fees

Audit Fees	$211,500

Financial Information Systems Design and Implementation Fees	21,173

All Other Fees	352,973

Total	$585,646

Audit Fees — These fees were for professional services rendered by Deloitte & Touche in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2001 fiscal year.

Financial Information Systems Design and Implementation Fees — These fees were for implementation consulting services related to income tax compliance software.

      All Other Fees — These fees can be broken down as follows:

Attestation Fees — Fees for services rendered by Deloitte & Touche for matters such as comfort letters and consents related to SEC registration statements, audits of employee benefit plans, agreed-upon procedures and consultation on accounting standards or transactions amounted to $104,908.

Tax Planning and Compliance — Fees for services rendered by Deloitte & Touche for tax planning and consultation, and assistance with tax return preparation amounted to $191,085.

Other Fees — Other fees paid to Deloitte & Touche of $56,980 relate primarily to licensing costs for tax compliance software.

      Our Audit Committee has reviewed the fees detailed above and considers the provision of the described services to be compatible with maintaining the independence of Deloitte & Touche LLP. Representatives of that firm are expected to be present at our 2002 Annual Meeting to answer questions. They will be given an opportunity to make a statement if they wish to do so.

      The Board of Directors has not at this time selected an accounting firm to audit our financial statements for the year ending November 30, 2002. The selection will be discussed at future meetings of the Audit Committee and of the Board of Directors.

STOCKHOLDER PROPOSALS

      Proposals that stockholders wish be included in next year’s Proxy Statement for the Annual Meeting to be held in 2003 must be received at our principal executive offices at 760 N.W. 107th Avenue, Miami, Florida 33172, no later than November 15, 2002.

OTHER MATTERS

      Our management knows of no matters, other than the foregoing, which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the person or persons voting the management proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors
ZENA M. DICKSTEIN
Secretary

Dated: March 15, 2002

DETACH HERE

PROXY

760 N.W. 107th Avenue
Miami, Florida 33172

Proxy for 2002 Annual Meeting
This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned stockholder of LNR PROPERTY CORPORATION hereby appoints Stuart A. Miller and Shelly Rubin, or any one or more of them present, with full power of substitution, as attorneys and proxies of the undersigned to appear at the Annual Meeting of Stockholders of LNR PROPERTY CORPORATION to be held at the Doral Park Country Club, 5001 N.W. 104th Avenue, Miami, Florida on Wednesday, April 10, 2002, and at any and all adjournments thereof, and there to act for the undersigned and vote all shares of Common Stock of LNR PROPERTY CORPORATION standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at the meeting, as follows on the reverse side.

SEE REVERSE		SEE REVERSE
SIDE	(continued and to be signed on reverse side)	SIDE

DETACH HERE

☒	Please mark votes as in this example.

This proxy is solicited by the Board of Directors. This proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted for all the listed nominees for election of directors.

1.	ELECTION OF DIRECTORS (proposed by LNR Property Corporation):

Nominees:	(01) Steven J. Saiontz, (02) Edward Thaddeus Foote II and (03) Charles E. Cobb, Jr.	2.	To transact such other business as may properly come before the meeting

FOR	WITHHELD
☐	☐

☐

For all nominees except as noted above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears at left.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President, or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature:	Date:	Signature:	Date:

DETACH HERE

PROXY

760 N.W. 107th Avenue
Miami, Florida 33172

Proxy for 2002 Annual Meeting
This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned stockholder of LNR PROPERTY CORPORATION hereby appoints Stuart A. Miller and Shelly Rubin, or any one or more of them present, with full power of substitution, as attorneys and proxies of the undersigned to appear at the Annual Meeting of Stockholders of LNR PROPERTY CORPORATION to be held at the Doral Park Country Club, 5001 N.W. 104th Avenue, Miami, Florida on Wednesday, April 10, 2002, and at any and all adjournments thereof, and there to act for the undersigned and vote all shares of Class B Common Stock of LNR PROPERTY CORPORATION standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at the meeting, as follows on the reverse side.

SEE REVERSE		SEE REVERSE
SIDE	(continued and to be signed on reverse side)	SIDE

DETACH HERE

☒	Please mark votes as in this example.

This proxy is solicited by the Board of Directors. This proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted for all the listed nominees for election of directors.

1.	ELECTION OF DIRECTORS (proposed by LNR Property Corporation):

Nominees:	(01) Steven J. Saiontz, (02) Edward Thaddeus Foote II and (03) Charles E. Cobb, Jr.	2.	To transact such other business as may properly before the meeting

FOR	WITHHELD
☐	☐

☐

For all nominees except as noted above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears at left.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President, or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature:	Date:	Signature:	Date: